Exhibit 99.1

Grace News
Media Relations Jamie Moser / Scott Bisang Joele Frank, Wilkinson Brimmer Katcher 212-355-4449	Investor Relations Jason Hershiser +1 410.531.8835 jason.hershiser@grace.com
Grace Responds to 40 North

COLUMBIA, Md., April 1, 2021 – W. R. Grace & Co. (NYSE: GRA) delivered the following letter to 40 North Management LLC in response to its letter this morning:

April 1, 2021

David Winter and David Millstone
40 North Management LLC
9 West 57th Street, 47th Fl.
New York, NY 10019

David and David –

Our Board will review the letter you sent us this morning in a timely manner.

In that regard, in order for us to complete this review, please forward to us promptly the additional customary information we requested in our bid instruction letter of March 25, 2021. This includes, in particular, the details of your debt and equity financing commitments, as well as comments on the transaction documents that we sent to you previously. As we indicated in the bid instruction letter, if you have questions about any of the items we have mentioned, our legal and financial advisors remain available to discuss.

We look forward to hearing from you.

Sincerely,

/s/ Hudson La Force
Hudson La Force
President and Chief Executive Officer

Goldman Sachs & Co. LLC and Moelis & Company LLC are serving as financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Grace.

About Grace
Built on talent, technology, and trust, Grace is a leading global specialty chemical company. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 4,000 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

Forward-Looking Statements
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding future: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; impact of COVID-19 on Grace’s business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause forward-looking statements to prove incorrect. Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy, and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of our customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Grace’s reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on Grace’s projections and other forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revisions to any projections or other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.